Exhibit 99.1

McKESSON ANNOUNCES DEPARTURE OF JAMES BEER, EVP AND

CFO; APPOINTS INTERNAL SUCCESSOR, BRITT VITALONE;

REAFFIRMS FISCAL 2018 OUTLOOK

SAN FRANCISCO, December 18, 2017 – McKesson Corporation (NYSE:MCK) today announced James Beer, executive vice president and chief financial officer, will be leaving the company to pursue a new opportunity. Britt Vitalone, senior vice president and chief financial officer, U.S. Pharmaceutical and McKesson Specialty Health, will be appointed executive vice president and chief financial officer of McKesson, effective January 1, 2018. Beer will assist in a transition period into early 2018. In addition, today the company reaffirmed its outlook of Adjusted Earnings of $11.80 to $12.50 per diluted share for the fiscal year ending March 31, 2018.

Beer has led the financial functions and been a member of the executive committee for McKesson since 2013. Under his leadership, the company has expanded its retail presence, grown its specialty capabilities, enhanced its technology offerings, and created Change Healthcare, while navigating a rapidly evolving healthcare landscape. Beer will join Atlassian, an enterprise collaboration company, in San Francisco, as chief financial officer, effective February 2018.

“James has been a wonderful colleague and friend. I admire his financial discipline and management, and commitment to our company’s shared values,” says John Hammergren, chairman and chief executive officer, McKesson Corporation. “We wish James well as he pursues his next opportunity.”

Vitalone has been with McKesson since 2006. Prior to his current role, Vitalone served as senior vice president, corporate financial planning and analysis and M&A finance, and senior vice president and chief financial officer, McKesson Medical-Surgical. Prior to McKesson, Vitalone held a variety of financial leadership positions with companies that include GE Financial Assurance, CarMax and Bausch & Lomb.

Vitalone holds a Bachelor of Science degree in accounting from St. John Fisher College and is a certified public accountant.

“For more than a decade, Britt has demonstrated an outstanding track record of performance in various finance and operational roles across multiple businesses at McKesson. The board of directors, executive committee and I are excited to appoint Britt,” commented Hammergren. “We are confident that Britt’s deep financial experience and knowledge about our businesses will serve us well as we build upon McKesson’s successes and position the company for future growth.”

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition-related expenses and adjustments, Last-In-First-Out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring charges, and other adjustments. McKesson’s Adjusted Earnings outlook reflects current tax law and has not been adjusted for any potential tax law changes.

McKesson presents non-GAAP diluted earnings per share from continuing operations on a forward-looking basis. The most directly comparable forward-looking GAAP measure is diluted earnings per share from continuing operations. McKesson is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond our control. As such, any associated estimate and its impact on our GAAP performance could vary materially based on a variety of acceptable management assumptions.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; fluctuations in foreign currency exchange rates; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition and industry consolidation; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products or services to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities; inability to realize the expected benefits from the company’s restructuring and business process initiatives; difficulties with outsourcing and similar third party relationships; risks associated with the company’s retail expansion; and the company’s inability to keep existing retail store locations or open new retail locations in desirable places. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

About McKesson Corporation

McKesson Corporation, currently ranked 5th on the FORTUNE 500, is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information technology. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful — all for the better health of patients. McKesson has been named the “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

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Contacts:

Craig Mercer, 415-983-8391 (Investors and Financial Media)

Craig.Mercer@McKesson.com

Kristin Hunter Chasen, 415-983-8974 (General and Business Media)

Kristin.Chasen@McKesson.com

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